U.S. Securities and Exchange Commission

Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 6, 2008

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Commission File No. 0-52556

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POWERGAE, INC.
(Name of small business issuer as specified in its charter)

Nevada	26-1478549
State of Incorporation	IRS Employer Identification No.

2 East Congress St., Suite 900 Tucson, AZ 85701
(Address of principal executive offices)

(480) 304-5624
(Issuer's telephone number)

Item 4.01 Changes in Registrant's Certifying Accountant.

On November 6, 2008, Chang G. Park, CPA ("CHANG G. PARK, CPA") was appointed as the independent auditor for Powergae, Inc. (the "Company") commencing with the quarter ending September 30, 2008, and Moore & Associates Chartered. ("Moore & Associates") were dismissed as the independent auditors for the Company as of November 6, 2008. The decision to dismiss Moore & Associates auditors was approved by the Board of Directors on November 6, 2008.

The report of Moore & Associates on the financial statements for the most recent fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses from inception to December 31, 2007 of $24,400.

Losses are expected to continue for the immediate future. In addition, the Company's cash flow requirements have been met by the generation of capital through private placements of the Company's common stock and loans. Assurance cannot be given that this source of financing will continue to be available to the Company and demand for the Company's equity instruments will be sufficient to meet its capital needs. However; the company is in process of following through with its business plan with sufficient capital at present to meet its business plan.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet it's obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to generate revenues.

During the Company's most recent interims quarter June 30, 2008 and March 31, 2008, and annual report for December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception on September 6, 2007 through December 31, 2007, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company. During the Company's two most fiscal year and any subsequent interim period through the date of dismissal, there were no disagreements with Moore & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's most recent interim quarters June 30, 2008 and March 31, 2008, and annual report for December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception on September 6, 2007 through December 31, 2007, the Company did not consult with CHANG G. PARK, CPA with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

There were no consultations with CHANG G. PARK, CPA during the Company's two most fiscal year and any subsequent interim period, prior to November 6, 2008, the date upon which CHANG G. PARK, CPA was engaged.

The Company has furnished a copy of this Report to Moore & Associates and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Moore & Associates is herby submitted as exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits

          Exhibit 16.1    Letter of Moore & Associates.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Powergae, Inc.

Date: November 12, 2008	By:	/s/ Andrew Kovalenko

Andrew Kovalenko
Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)